SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CONSOLIDATED-TOMOKA LAND CO.
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The following press release was issued by Consolidated-Tomoka Land Co. on April 17, 2017.

Press

Release

Contact:	Mark E. Patten, Sr. Vice President & Chief Financial Officer mpatten@ctlc.com
Phone:	(386) 944-5643
Facsimile:	(386) 274-1223

Contact: Phone:	Joele Frank, Wilkinson Brimmer Katcher James Golden/Dan Moore (212) 355-4449

FOR IMMEDIATE RELEASE

ISS RECOMMENDS CONSOLIDATED-TOMOKA SHAREHOLDERS VOTE “FOR” ALL SEVEN OF THE COMPANY’S DIRECTOR NOMINEES

ISS Joins Glass Lewis in Recommending Shareholders Vote “FOR” Each of CTO’s Highly Qualified Directors on the WHITE Proxy Card Today

DAYTONA BEACH, Fla. – April 17, 2017 – Consolidated-Tomoka Land Co. (NYSE MKT: CTO) (the “Company” or “CTO”) today announced that Institutional Shareholder Services ("ISS"), a leading independent proxy advisory firm, has recommended that CTO shareholders vote “FOR” all of CTO’s highly qualified and experienced director nominees at the Company’s 2017 Annual Meeting of Shareholders to be held on April 26, 2017.

CTO announced last week that Glass Lewis, another leading independent proxy advisory firm, also recommended in favor of CTO’s nominees. Consistent with the ISS and Glass Lewis recommendations, CTO urges shareholders to vote “FOR” each of CTO’s seven nominees on the WHITE proxy card today.

In its April 13, 2017 report, ISS concluded:

•	“The dissident has not made a compelling case that change is currently warranted at the board level.”

•

“In addition, the dissident's majority slate – which includes three current or former employees of the fund – presents significant downside risk given the lack of a clear contingency plan and the possibility of a disorderly transition within management. As such, votes FOR management nominees Albright, Allen, Franklin, Olivari, Serkin, Warlow, and Wold on the WHITE card are warranted.”

Commenting on the Company’s successful operating performance and improved shareholder engagement, ISS stated:

•

“Under the leadership of the current CEO, the company certainly has posted evidence of outperformance relative to relevant benchmarks. Momentum behind gains in TSR and operating metrics point to a potential sea change for CTO…”

•

“Under the current leadership, ongoing monetization of the company's undeveloped land bank – deals which in many cases are years in the making – has accelerated alongside expansion of the income portfolio.”

•

“In short, a measured approach to asset swapping seems to be paying off for the company and shareholders, and seems promising going forward to the extent that CTO can direct the momentum of its recent successes to beget further success.”

•

“…it is clear that significant efforts have been made since 2016 to address shareholder concerns on the registers of strategic review, board composition, and executive compensation, and that the board has demonstrated willingness to continue engaging shareholders on issues of importance.”

Additionally, ISS cited the serious risks to CTO that would occur if Wintergreen won the proxy contest:

•

“Given the possibility of voluntary or involuntary executive turnover and/or the triggering of change-in-control provisions, election of a dissident majority presents significant downside risk for shareholders, especially since the dissident has not clearly identified a contingency plan regarding managerial and financial continuity.”

•	“Perhaps the most evident differentiation in this case is the fact that all four candidates are close to the fund, all being current or former employees or consultants of Wintergreen.”

CTO shareholders are reminded that their vote is extremely important, no matter how many shares they own. To follow the recommendations of ISS, Glass Lewis and the CTO Board, shareholders should vote the WHITE proxy card “FOR” each of CTO’s seven nominees TODAY by telephone, by Internet, or by signing and dating the WHITE proxy card.

If you have any questions or require any assistance with voting your shares, please contact the Company’s proxy solicitor listed below:

105 Madison Avenue

New York, New York 10016

Call Collect: 212-929-5500

or

Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

About Consolidated-Tomoka Land Co.

Consolidated-Tomoka Land Co. is a Florida-based publicly traded real estate company, which owns a portfolio of income investments in diversified markets in the United States including approximately 1.9 million square feet of income properties, as well as approximately 8,200 acres of land in the Daytona Beach area. Visit our website at www.ctlc.com.

We encourage you to review our most recent investor presentations relating to the 2017 shareholder meeting and for year end 2016 pertaining to the results for the quarter and year ended December 31, 2016, available on our websites at www.votecto.com and www.ctlc.com,  respectively.

SAFE HARBOR

Certain statements contained in this press release (other than statements of historical fact) are forward-looking statements. Words such as “believe,” “estimate,” “expect,” “intend,” “anticipate,” “will,” “could,” “may,” “should,” “plan,” “potential,” “predict,” “forecast,” “project,” and similar expressions and variations thereof are intended to identify certain of such forward-looking statements, which speak only as of the dates on which they were made, although not all forward-looking statements contain such words. Although forward-looking statements are made based upon management’s expectations and beliefs concerning future developments and their potential effect upon the Company, a number of factors could cause the Company’s actual results to differ materially from those set forth in the forward-looking statements. Such factors may include the completion of 1031 exchange transactions, the availability of investment properties that meet the Company’s investment goals and criteria, the modification of terms of certain land sales agreements, uncertainties associated with obtaining required governmental permits and satisfying other closing conditions, as well as the uncertainties and risk factors discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 as filed with the Securities and Exchange Commission. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

The Company, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the Company’s 2017 annual meeting of shareholders to be held on April 26, 2017. On March 21, 2017, the Company filed a definitive proxy statement (the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies from the Company’s shareholders for the 2017 annual meeting. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD WITH RESPECT TO THE 2017 ANNUAL MEETING, AND OTHER DOCUMENTS FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY AS THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at www.ctlc.com.